EXHIBIT 10.1
EXECUTION VERSION

STOCKHOLDER AGREEMENT
This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of September 9, 2016 is entered into by and between DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), and DASAN Networks, Inc., a company incorporated under the laws of Korea (the “Stockholder”).
WHEREAS, the Company, Dragon Acquisition Corporation, a Delaware corporation (“Merger Sub”), the Stockholder and Dasan Network Solutions, Inc., a California corporation (“DNS”), previously entered into an Agreement and Plan of Merger, dated as of April 11, 2016 (the “Merger Agreement”), pursuant to which, on the date hereof, Merger Sub merged with and into DNS, with DNS as the surviving corporation (the “Merger”);
WHEREAS, as more fully described in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the outstanding shares of DNS’ capital stock held by the Stockholder were converted into the right to receive shares of common stock, $0.001 par value per share, of the Company (“Company Common Stock”), on the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, as a condition of and inducement to the Company’s and Merger Sub’s willingness to enter into the Merger Agreement, the Company and Merger Sub have required that the Stockholder enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Certain Definitions. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:
“Additional Owned Shares” means all shares of the Company Common Stock and any other equity securities of the Company that are beneficially owned by the Stockholder or any of its affiliates and are acquired after the date hereof and prior to the termination of this Agreement.
“affiliate” has the meaning set forth in the Merger Agreement; provided, however, that the Company shall be deemed not to be an affiliate of the Stockholder.
“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“business day” has the meaning set forth in the Merger Agreement.
“Covered Shares” means the Owned Shares and Additional Owned Shares.
“Director Nominee” means each person that is nominated by the Board or any committee thereof for election to the Board in accordance with Article V, Section 2 of the Amended and Restated Bylaws of the Company.
“Disclosed Owned Shares” has the meaning assigned thereto in Section 5(a) hereof.

“Initial Director” means each person that is a member of the Board immediately after the Effective Time, as designated and appointed in accordance with Section 1.7(b) of the Merger Agreement.
“Owned Shares” means all shares of the Company Common Stock and any other equity securities of the Company which are beneficially owned by the Stockholder or any of its affiliates as of the date hereof.
“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d) of the Exchange Act).
“Term” has the meaning assigned thereto in Section 6 hereof.
“Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.
2.    Company Directors.
(a)    At any meeting of the stockholders of the Company, however called, or at any postponement or adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, in each case with respect to the election or removal of any director(s) of the Company, the Stockholder shall, and shall cause any other holder of record to, (x) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares:
(i)    in favor of each Director Nominee; and
(ii)    against the removal from the Board of any Initial Director or any Director Nominee, unless, in each case, such removal is recommended by a resolution approved by the affirmative vote of at least two-thirds of the entire Board.
3.    Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to execute and deliver, or cause to be executed and delivered by the holder of record thereof, to the Company an irrevocable proxy in the form attached as Exhibit A hereto (subject to the proviso to this sentence, each a “Proxy”), which shall be irrevocable to the extent permitted by applicable law, covering all of the Covered Shares; provided, however, that, in the event that the number of Covered Shares is modified, including due to the acquisition of Additional Owned Shares, the Stockholder shall execute and deliver, or cause to be executed and delivered by the holder of record thereof, to the Company an irrevocable proxy in the form attached as Exhibit A hereto, except that the definition of “Covered Shares” therein will be updated accordingly, and, upon delivery of such new proxy to the Company, the Company will destroy any existing Proxy superseded by such proxy and such new proxy will be deemed the Proxy for the purposes of this Agreement. The Stockholder hereby represents to the Company that no proxies have heretofore been given in respect of the Stockholder’s Covered Shares. The Stockholder hereby affirms that its Proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that its Proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. If for any reason the proxy granted herein is not irrevocable, the Stockholder agrees to vote the Stockholder’s Covered Shares in accordance with Section 2(a) hereof.
4.    Additional Agreements.
(a)    No Disposition. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, during the period from the date hereof through the first anniversary of the Effective Time, the Stockholder shall not (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of the Special Committee of the Board, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein without the prior written consent of the Special Committee of the Board, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of the Stockholder’s obligations hereunder. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 4(a) shall be null and void. Nothing in this Section 4(a) shall prohibit a Transfer of the Stockholder’s Covered Shares by the Stockholder to an affiliated corporation under common control with the Stockholder or to a wholly owned subsidiary of the Stockholder; provided, however, that any Transfer referred to in this Section 4(a) shall be permitted only if the transferee agrees in writing, reasonably satisfactory in form and substance to the Special Committee of the Board, to be bound by the terms of this Agreement. Notwithstanding the foregoing limitations, the Stockholder will be permitted at any time and from time to time to Transfer the Stockholder’s Covered Shares pursuant to a bona fide sale into the public market in compliance with applicable securities laws.
(b)    Stock Splits. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of the Company by the Stockholder or any of its affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately, and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by the Stockholder or any of its affiliates.
(c)    Additional Owned Shares. The Stockholder hereby agrees to notify the Company promptly in writing of the number and description of any Additional Owned Shares of the Stockholder or its affiliates (other than Additional Owned Shares issued to the Stockholder by the Company).
5.    Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:
(a)    Title. Except as may be set forth on Schedule I: (i) the Stockholder is the sole record and beneficial owner of the shares of the Company Common Stock set forth on Schedule I (the “Disclosed Owned Shares”) and (ii) the Stockholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Disclosed Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this

Agreement. Except as permitted by this Agreement, the Owned Shares of the Stockholder and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of any and all Liens (other than as created by this Agreement).
(b)    Authority. The Stockholder has all necessary power and authority and legal capacity to execute, deliver and perform all of its obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
(c)    Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding agreement of the Stockholder, enforceable against it in accordance with its terms.
6.    Termination. The term (the “Term”) of this Agreement shall commence on the date hereof and shall terminate on the second anniversary of the Effective Time; provided, that (A) the obligations in Section 2(a) with respect to the Director Nominee who is also Chief Executive Officer of the Company immediately prior to the Effective Time shall terminate on the first anniversary of the Effective Time, (B) nothing in this Section 6 shall relieve any party hereto from liability for any breach of this Agreement and (C) this Section 6 and Section 7 shall survive any termination of this Agreement.
7.    Miscellaneous.
(a)    Entire Agreement. This Agreement (together with any and all schedules and exhibits hereto) and the Proxy constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
(b)    Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At another party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Without limiting the foregoing, the Stockholder shall, or shall cause its affiliates to (as applicable), execute and deliver to the Company and any of its designees any additional proxies, including with respect to the Covered Shares, reasonably requested by the Company in furtherance of this Agreement.
(c)    No Assignment. This Agreement shall not be assigned (other than by operation of law) without the prior written consent of the other party hereto.
(d)    Binding Successors. Without limiting any other rights the Company may have hereunder in respect of any Transfer of the Covered Shares, the Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by the Stockholder and its affiliates and shall be binding upon any person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder’s successors.
(e)    Amendments. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of the Stockholder and the Company.
(f)    Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received) (i) upon receipt, if delivered personally or by first class mail, postage pre-paid, (ii) on the date of transmission, if sent by facsimile transmission (with confirmation of receipt), or (iii) on the next business day (or, with respect to international delivery, the third business day) after dispatch, if sent by nationally recognized, documented delivery service, as follows:
If to the Company:
DASAN Zhone Solutions, Inc.
7195 Oakport Street
Oakland, California 94621
Attention: Kirk Misaka
Fax: +1 (510) 777-7593
Copy to:
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
Attention: Craig M. Garner, Esq.
Fax: +1 (858) 523-5450

If to the Stockholder:
DASAN Networks, Inc.
Dasan Tower, 49 Daewangpangyo-ro 644beon-gil, Bundang-gu, Seongnam-si
Gyeonggi-do, Korea
Attention: JaeHoon Joo
Facsimile No.: +82 (31) 622-6501
or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.
(g)    Severability. This Agreement shall be deemed severable; the invalidity, illegality or unenforceability of any term or provision of this Agreement shall not affect the validity, legality or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.
(h)    Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
(i)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(j)    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
(k)    Governing Law. This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to the principles of conflict of laws.
(l)    Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of Delaware sitting in Wilmington, Delaware and the United States District Court for the District of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement or the transaction contemplated hereby, (ii) agrees not to commence any action, suit or proceeding relating thereto except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 7(f) hereof, shall be effective service of process for any such action, suit or proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding in such courts and (v) agrees not to plead or claim in any court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(m)    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(m).
(n)    Specific Performance. The parties hereto agree that the Company would be irreparably damaged in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached by the Stockholder, and that the Company would not have an adequate remedy at law for money damages in such event. It is accordingly agreed that the Company shall be entitled, without posting any bond or other undertaking, to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the Company is entitled at law or in equity.
(o)    Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.
(p)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.
(q)    Expenses. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.
(r)    No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to direct the Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein.
[Signature page follows.]

IN WITNESS WHEREOF, the Stockholder and the Company have caused this Agreement to be duly executed as of the day and year first above written.
THE STOCKHOLDER:
DASAN NETWORKS, INC.

By:	/s/ MIN WOO NAM
Name:    Min Woo Nam
Title:    Chief Executive Officer

THE COMPANY:

DASAN ZHONE SOLUTIONS, INC.

By:	/s/ KIRK MISAKA
Name: Kirk Misaka
Title: Chief Financial Officer

[Signature page to Stockholder Agreement]

SCHEDULE I
DISCLOSED OWNED SHARES

The Stockholder is the sole record and beneficial owner of 47,465,082 shares of Company Common Stock.

EXHIBIT A
FORM OF IRREVOCABLE PROXY
Effective as of the Effective Time (as defined below), the undersigned stockholder (the “Stokholder”) of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), hereby (i) irrevocably grants to, and appoints, the Company, and any person designated in writing by the Company, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all of the Stockholder’s Covered Shares or grant a consent or approval in respect of the Stockholder’s Covered Shares, in accordance with the terms of this Proxy and (ii) revokes any and all proxies given prior to the Effective Time in respect of Stockholder’s Covered Shares.
This Proxy is granted, effective as of the Effective Time, pursuant to that certain Stockholder Agreement, dated as of the date hereof, by and between the Company and the Stockholder (the “Stockholder Agreement”). For the purposes of this Proxy, “Covered Shares” means (i) all shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) and any other equity securities of the Company which are beneficially owned by the Stockholder or any of its affiliates (as defined in the Stockholder Agreement) as of the Effective Time and (ii) all shares of the Company Common Stock and any other equity securities of the Company which are beneficially owned by the Stockholder or any of its affiliates and are acquired after the Effective Time and prior to the termination of the Stockholder Agreement. The Stockholder’s Covered Shares as of the date hereof are set forth on the signature page hereof.
The Stockholder hereby affirms that the irrevocable proxy set forth in this Proxy is given in connection with the consummation of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 11, 2016, by and among the Company, Dragon Acquisition Corporation, a California corporation, the Stockholder and Dasan Network Solutions, Inc., a California corporation, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under the Stockholder Agreement. References herein to the “Effective Time” refer to the effective time of the Merger. The Stockholder hereby further affirms that the irrevocable proxy set forth in this Proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.
The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned at any time after the Effective Time and prior to the termination of the Stockholder Agreement to act as the undersigned’s attorney-in-fact and proxy to vote the Stockholder’s Covered Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Stockholder’s Covered Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of the Company and in every written consent in lieu of such a meeting:
(i)    in favor of each person that is nominated by the Board of Directors of the Company (the “Board”) or any committee thereof for election to the Board in accordance with Article V, Section 2 of the Amended and Restated Bylaws of the Company (each, a “Director Nominee”); and
(ii)    against the removal from the Board of (x) any person who is a member of the Board immediately after the Effective Time, as designated and appointed in accordance with Section 1.7(b) of the Merger Agreement, or (y) any Director Nominee, unless, in the case of each of clauses (x)

and (y), such removal is recommended by a resolution approved by the affirmative vote of at least two-thirds of the entire Board.
All obligations of the undersigned hereunder shall attach to the Stockholder’s Covered Shares and shall be binding upon any person to which legal or beneficial ownership of such of the Stockholder’s Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder’s successors.
[Signature Page Follows]

11

Dated: September 9, 2016
THE STOCKHOLDER:
DASAN NETWORKS, INC.

By:	/s/ MIN WOO NAM
Name: Min Woo Nam
Title: Chief Executive Officer

Covered Shares: 47,465,082 shares